EXHIBIT 99.1


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                            Horizontal Ventures, Inc.
                          630 Fifth Avenue, Suite 1501
                            New York, New York 10111

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                                      PROXY
           FOR THE SPECIAL MEETING OF SHAREHOLDERS - MARCH 19, 1999

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         HORIZONTAL VENTURES, INC.

     The undersigned hereby appoints Randeep S. Grewal, Chairman and Chief Executive Officer of Horizontal Ventures, Inc., a Colorado corporation ("Horizontal Ventures"), with full power of substitution, the proxy of the undersigned to represent and vote, as designated below, all shares of Horizontal Ventures common stock, no par value ("Horizontal Ventures
Common Stock"), standing in the name of the undersigned with the powers the undersigned would posses if personally present at the Special Meeting of the Shareholders of Horizontal Ventures to be held on March 19, 1999 at 10:00 a.m. local time at the principal executive offices of Saba Petroleum Company ("Saba") at 3201 Airpark Drive, Suite 201, Santa Maria, California, and at any reconvened meeting after any adjournment or postponement thereof.

     1. To approve the issuance by Horizontal Ventures of up to an aggregate of 1,300,000 shares of Horizontal Ventures Common stock shares (the "Horizontal Ventures Share Issuance") pursuant to the Agreement and Plan of Merger dated December 18, 1998 among Horizontal Ventures, Horizontal Ventures Acquisition Corporation (a wholly owned subsidiary of Horizontal Ventures), and Saba.

          [   ] FOR          [   ] AGAINST                 [   ] ABSTAIN

     2. To approve a change in the name of Horizontal Ventures to GREKA Energy Corporation.

          [   ] FOR           [   ] AGAINST                 [   ] ABSTAIN

     3. To approve the issuance of up to an additional 2,000,000 shares of common stock for possible future acquisitions.

          [   ] FOR           [   ] AGAINST                 [   ] ABSTAIN


The Horizontal Ventures Board of Directors recommends that you vote "FOR" each of the above proposals.

     4. On any and all other matters that may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.

     ------------------------           ------------------------
     Print Name                         Signature of Shareholder

     ------------------------           ------------------------
     Number of Shares                   Signature if Held Jointly

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                                        Date

     Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.